UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 23, 2007

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         (202) 467-6868

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 23, 2007, certain stockholders of Liquidity Services, Inc. (the “Company”) closed the sale of 262,400 shares of the Company’s common stock, par value $0.001 per share, which shares were sold pursuant to the partial exercise of the over-allotment option granted by such stockholders to the underwriters in connection with the follow-on public offering of common stock that closed on March 19, 2007.  These shares were sold at the follow-on public offering price of $18.00 per share.  The Company did not receive any of the proceeds from the exercise of the over-allotment option.  Net proceeds to the stockholders selling shares of common stock pursuant to the exercise of the over-allotment option were approximately $4.48 million.

A copy of the prospectus relating to these securities may be obtained from: Friedman, Billings, Ramsey & Co., Inc. at 1001 Nineteenth Street North, 18th Floor, Arlington, VA 22209, or CIBC World Markets Corp. c/o USE Prospectus Department, 425 Lexington Avenue, 5th Floor, New York, New York 10017, useprospectus@us.cibc.com, or RBC Capital Markets at Two Embarcadero Center, Suite 1200, San Francisco, CA 94111.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: March 29, 2007	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary